QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEI INVESTMENTS COMPANY
(Exact name of issuer as specified in its charter)

Pennsylvania	23-1707341
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive
Oaks, Pennsylvania 19456-1100
 (Address of principal executive offices)

SEI Investments Company 1998 Equity Compensation Plan, As Amended and Restated
 (Full title of the plan)

Alfred P. West Jr.
SEI Investments Company
1 Freedom Valley Drive
Oaks, Pennsylvania 19456-1100
 (Name and address of agent for service)

(610) 676-1000
 (Telephone number, including area code, of agent for service)

Copy of all communications to:
N. Jeffrey Klauder
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee (3)

Common Stock, $0.01 per share	10,000,000	$29.625	$296,250,000	$23,967

(1)
This registration statement covers additional shares of Common Stock of SEI Investments Company that may be offered or sold pursuant to the SEI Investments Company 1998 Equity Compensation Plan, as amended and restated as of April 8, 2003. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional number of shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on December 10, 2003, as reported on the Nasdaq National Market.

(3)
Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum offering price multiplied by $.0000809.

EXPLANATORY NOTE

        This registration statement on Form S-8 is filed by SEI Investments Company pursuant to General Instruction E to Form S-8 to register an additional 10,000,000 shares of Common Stock that may be offered and sold to participants under the SEI Investments Company 1998 Equity Compensation Plan, as amended and restated as of April 8, 2003 (the "Plan"). The contents of the registration statement on Form S-8, file number 333-63709, previously filed by SEI on September 18, 1998, hereby are incorporated by reference to this registration statement on Form S-8 in accordance with General Instruction E to Form S-8.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this registration statement on Form S-8:

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Notice Regarding Lack of Consent of Arthur Andersen LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page).
99.1	SEI Investment Company 1998 Equity Compensation Plan, as amended and restated as of April 8, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oaks, Pennsylvania, on December 16, 2003.

SEI INVESTMENTS COMPANY
By:	/s/ ALFRED P. WEST, JR. Alfred P. West, Jr. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed on December 16, 2003 by the following persons in the capacities indicated. Each person whose signature appears below hereby appoints Alfred P. West, Jr., Dennis J. McGonigle and any other person appointed as attorney-in-fact, or any of them as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments hereto or thereto (including post-effective amendments) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title

/s/ ALFRED P. WEST, JR. Alfred P. West, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DENNIS J. MCGONIGLE Dennis J. McGonigle	Chief Financial Officer (Principal Financial Officer)
/s/ KATHY HEILIG Kathy Heilig	Controller (Principal Accounting Officer)
/s/ SARAH W. BLUMENSTEIN Sarah W. Blumenstein	Director
/s/ WILLIAM M. DORAN William M. Doran	Director

/s/ RICHARD B. LIEB Richard B. Lieb	Director
/s/ KATHRYN M. MCCARTHY Kathryn M. McCarthy	Director
/s/ HENRY H. PORTER, JR. Henry H. Porter, Jr.	Director
/s/ CARMEN V. ROMEO Carmen V. Romeo	Director

SEI INVESTMENTS COMPANY
EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Notice Regarding Lack of Consent of Arthur Andersen LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page).
99.1	SEI Investment Company 1998 Equity Compensation Plan, as amended and restated as of April 8, 2003.

QuickLinks

EXPLANATORY NOTE
SIGNATURES
SEI INVESTMENTS COMPANY EXHIBIT INDEX